UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) October 17, 2014 (October 13, 2014)

Allegheny Technologies Incorporated

(Exact name of registrant as specified in its charter)

Delaware	1-12001	25-1792394
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Six PPG Place, Pittsburgh, Pennsylvania		15222-5479
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (412) 394-2800

N/A

(Former name or former address, if changed since last report).

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 15, 2014, Allegheny Technologies Incorporated (the “Company”) amended its $400 million domestic revolving credit facility (the “Facility”) to, among other things, modify the maximum leverage ratio and the minimum interest coverage ratio permitted under the Facility. In addition, the Company amended the Facility to provide for a springing lien on certain of the Company’s accounts receivable and inventory (the “Springing Lien”). The Springing Lien will become effective in the future if either (i) the Company is rated BB+ or lower from Standard & Poor’s and Ba1 or lower from Moody’s or (ii) an event of default under the Facility has occurred, is continuing and has not been waived or cured (collectively, the “Springing Lien Conditions”). In the event that the Springing Lien becomes effective, it subsequently will be released if (i) the Company is rated BBB- or higher from Standard & Poor’s or Baa3 or higher from Moody’s and if no event of default under the Facility has occurred and is continuing or (ii) if the Springing Lien Condition was caused by an event of default under the Facility, such event of default has been cured or waived. Following any such release, the Springing Lien would be reinstated if either of the Springing Lien Conditions again occurs.

The amendment to the Facility is evidenced by an Eighth Amendment to Credit Agreement, dated October 15, 2014 (the “Eighth Amendment”), by and among ATI Funding Corporation, TDY Holdings, LLC, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as administrative agent for the lenders. The foregoing is a summary of the material terms and conditions of the Eighth Amendment and not a complete discussion of the document. Accordingly, the foregoing is qualified in its entirety by reference to the full text of the Eighth Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)	Departure of Named Executive Officer.

On October 13, 2014, Allegheny Technologies Incorporated (the “Company”) issued a press release announcing that Terry L. Dunlap, the Company’s Executive Vice President, ATI Flat Rolled Products Group, will retire from the Company effective December 31, 2014. The full text of the press release is filed herewith as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Eighth Amendment to Credit Agreement, dated October 15, 2014, by and among ATI Funding Corporation, TDY Holdings, LLC, the guarantors party thereto, the lenders party thereto and PNC Bank, National Association, as Administrative Agent for the lenders.

99.1	Press release dated October 13, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALLEGHENY TECHNOLOGIES INCORPORATED

By:	/s/ Elliot S. Davis
Elliot S. Davis
Senior Vice President, General Counsel,
Chief Compliance Officer and Corporate Secretary

Dated: October 17, 2014